Exhibit 10.2(a)

Paul E. Johnson
Officer
918-588-6490
FAX: 918-295-0400
pjohnson@bokfcom

Ms. Debra Roe
Chief Financial Officer
The Monarch Cement Company
449 1200 Street
Humboldt, KS 66748

RE: Amended and Restated Credit Agreement dated February 3, 2012 between The Monarch Cement Company ("Borrower") and Bank of Oklahoma, N.A. ("Lender") (the "Loan Agreement").

Dear Debbie:

Bank of Oklahoma, N.A. ("Lender") agrees to waive Section 5.07(d) of the Loan Agreement to permit the Borrower to accelerate up to $1,000,000 of its 2013 cash dividends and pay such amount in December of 2012 in addition to other dividends permitted therein.

Unless otherwise specified herein, all other terms and conditions, representations, and warranties of Borrower in the Loan Agreement remain in full force and effect.

LENDER:
Bank of Oklahoma, N.A.

By:  /s/ Paul E. Johnson
Paul E. Johnson
Officer

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